Exhibit 5.1

[LETTERHEAD OF NASCHITZ, BRANDES & CO.]

Tel-Aviv, October 31, 2006

RRSat Global Communications Network Ltd.
4 Hagoren Street
Industrial Park, Omer 84965
Israel

Ladies and Gentlemen:

RRSat Global Communications Network Ltd., a company organized under the laws of the State of Israel (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form F-1 (Registration No. 333-137930), as amended (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 4,370,000 of its Ordinary Shares, par value NIS 0.01 per share (the “Shares”), of which up to 4,195,000 Shares are being sold by the Company (including up to 570,000 Shares if the underwriters exercise their over-allotment option) (the “Primary Shares”) and 175,000 Shares are being sold by the selling shareholder named in the Registration Statement (the “Secondary Shares”).

As special Israeli counsel to the Company in connection with the offering of the Shares under the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion. Upon the basis of such examination, we are of the opinion that:

1.             The Primary Shares to be issued and sold by the Company, as contemplated by the Prospectus included in the Registration Statement, are duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally and validly issued, fully paid and non-assessable.

2.             The Secondary Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Risk Factors—Risks Relating to Our Operations in Israel” and “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Naschitz, Brandes & Co.
Naschitz, Brandes & Co.
Advocates